Executive Officer

Exhibit 10.3

ROYAL GOLD, INC.

2015 OMNIBUS LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Royal Gold, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the restrictions and vesting conditions set forth in the attachment.  Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2015 Omnibus Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”).

Grant Date:                                                     [Grant Date]

Name of Grantee:                                           [Full Name]

Number of Shares of Stock Covered

by Grant:                                                         [# of Shares]

Purchase Price per Share of Stock:              Par value, paid by services previously rendered

By agreeing to accept this Agreement online, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available in your Shareworks document library, or upon request to the Secretary.  You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

Executive Officer

ROYAL GOLD, INC.

2015 OMNIBUS LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferabil-ity

This grant is an award of restricted Stock (“Restricted Stock”) in the number of shares set forth on the cover sheet.  The per share purchase price of par value has been satisfied by your prior service to the Company.  The grant is subject to the vesting conditions described below.  To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to vest in the Stock under this Restricted Stock grant is subject to satisfaction of both the Performance-Based Vesting Condition and the time-based vesting condition set forth below.

Performance-Based Vesting Condition. In order for you to vest in any of the shares of Restricted Stock covered by this grant, the Company must obtain net revenue for fiscal year [year] of [$###,000,000], holding metal prices constant [and excluding revenue from the Voisey’s Bay net smelter return royalty] (the “Performance-Based Vesting Condition”). If the Performance-Based Vesting Condition is not satisfied for fiscal year [year], all of the shares of Stock underlying this Restricted Stock grant will be forfeited.

Time-Based Vesting Condition.  Provided that the Performance-Based Vesting Condition is satisfied, your right to vest in the Stock under this Restricted Stock Grant vests as to one-third (1/3) of the total number of shares covered by this grant, as shown on the cover sheet, on each of the third, fourth and fifth anniversaries of the Grant Date (each a “Vesting Date”), provided you then continue in Service.

Termination after Long-Term Service

Notwithstanding the foregoing vesting schedule, if you incur a termination of Service by the Company other than for “Cause” (as defined in the Employment Agreement), at any time after (i) the Performance-Based Vesting Condition has been satisfied, and (ii) you have provided fifteen (15) years of Service to the Company, you shall be one hundred percent (100%) vested in the Restricted Stock as of the date of such termination of Service.

Termination without Cause, Good Reason or Non-Renewal of Employment Agreement; Change in Control

Notwithstanding the foregoing vesting schedule, if (i) the Company terminates your Service or your Employment Agreement without  “Cause” (as  defined  in  your  Employment  Agreement) during the term of your Employment Agreement, (ii) you terminate your Service or your Employment Agreement for “Good Reason” (as defined in your Employment Agreement) during the term of your Employment Agreement, or (iii) your Service is terminated upon the Company’s election not to renew the term for one of the four successive one-year renewal terms pursuant to Section 2 of your Employment Agreement, and both (A) any such termination of Service or your Employment Agreement occurs after the

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Performance-Based Vesting Condition has been satisfied, and (B) any such termination does not occur within the period of time beginning ninety (90) days prior to and ending two (2) years after the occurrence of a “Change of Control” (as defined in your Employment Agreement), then, you will be vested as of the date of your termination in a prorated portion of the shares of the Restricted Stock subject to this Agreement calculated by dividing (x) the number of days that you have remained in the Service of the Company between the Grant Date and the termination date, by (y) the number of days required for you to fully vest in this grant of Restricted Stock as set forth in the section entitled “Issuance and Vesting” above.  The resulting aggregate number of vested shares will be rounded down to the nearest whole number, and you cannot vest in more than the number of shares set forth on the cover sheet.

If (i) the Company terminates your Service or your Employment Agreement without “Cause” (as defined in your Employment Agreement) during the term of your Employment Agreement, (ii) you terminate your Service or your Employment Agreement for “Good Reason” (as defined in your Employment Agreement) during the term of your Employment Agreement, or (iii) your Service is terminated upon the Company’s election not to renew the term for one of the four successive one-year renewal terms pursuant to Section 2 of your Employment Agreement, and both (A) any such termination of Service or your Employment Agreement occurs after the Performance-Based Vesting Condition has been satisfied, and (B) any such termination occurs within the period beginning ninety (90) days prior to and ending two (2) years after the occurrence of a “Change of Control” (as defined in your Employment Agreement), then, you will be one hundred percent (100%) vested in the number of shares of Restricted Stock set forth on the cover sheet as of the date of your termination.

As used herein, the term "Employment Agreement" shall mean that certain Employment Agreement between you and the Company dated [Employment Agreement Date], as amended, as the same may be amended after the date hereof.

Forfeiture of Unvested Stock

In the event that your Service terminates for any reason, except as provided above in the sections entitled “Termination after Long-Term Service” and "Termination without Cause, Good Reason or Non-Renewal of Employment Agreement; Change of Control," you will forfeit all of the shares of Restricted Stock that have not yet vested. For the avoidance of doubt, if you incur a termination of Service for any reason prior to the satisfaction of the Performance-Based Vesting Condition, you will forfeit all of the shares of Restricted Stock and will not thereafter vest in any shares of Restricted Stock.

Leaves of Absence	For purposes of this award of Restricted Stock, the impact of any leave of absence on your Service shall be determined in accordance with Company policies and procedures and Applicable Laws.

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Escrow

The shares of Restricted Stock shall be deposited in escrow with the Company’s transfer agent to be held in accordance with the provisions of this paragraph.  The shares of Restricted Stock shall remain in escrow until such time or times as the shares are to be released or otherwise surrendered for cancellation as discussed below.

All regular cash dividends on the Restricted Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow.  However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Restricted Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Restricted Stock is at the time subject to the escrow requirements hereof.

The shares of Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

•As your interest in the shares vests as described above, the vested shares shall be released from escrow and delivered to you within thirty (30) days following each vesting date.

•Upon termination of your Service, any escrowed shares in which you are at the time vested shall be promptly released from escrow.

•Should the Company exercise its rights to cause a forfeiture with respect to any unvested shares (as described below in the section entitled "Forfeiture of Rights") held at the time in escrow hereunder, then such unvested shares shall be surrendered to the Company for cancellation, and you shall have no further rights with respect to such shares of Restricted Stock.

•Should the Company elect not to exercise its right to cause a forfeiture with respect to any shares (as described below in the section entitled "Forfeiture of Rights") held at the time in escrow hereunder, then such shares shall be surrendered to you.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements consistent with Company policies and procedures to pay any withholding or other taxes that may be due as a result of this grant or the vesting, settlement or issuance of shares related to this grant.  You may satisfy such withholding or other tax obligations by remitting cash payments to the Company within the time periods specified by Company policies and procedures or, to the extent permitted under Applicable Laws, by causing the Company or its Affiliate to withhold shares of

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Stock otherwise issuable to you as a result of this grant.  The shares of Stock so withheld shall have an aggregate Fair Market Value equal to such withholding obligations.

In the event that the Company determines that any withholding or other tax is required and you have not made satisfactory arrangements to satisfy such obligations within the time periods specified by Company policies and procedures, the Company shall have the right to:  (i) require such payments from you; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) withhold shares of Stock otherwise issuable to you as a result of this grant.  Any shares of Stock so withheld shall have an aggregate Fair Market Value equal to such withholding obligations.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Restricted Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  For this purpose, “forfeiture restrictions” include the Company’s Repurchase Right or forfeiture as to unvested Restricted Stock described above.  You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date.  You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date.  No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date.  The form for making this election is attached as Exhibit A hereto.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.  YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights

This Agreement does not give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity.  The Company (and any Parent, Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights

You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock.  Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall

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be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto.  The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto.

Forfeiture of Rights

If you should take actions in competition with the Company in violation of your Employment Agreement, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to: (i) a forfeiture of any outstanding unvested Restricted Stock, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company (A) a forfeiture of any proceeds received upon a sale of shares acquired by you upon vesting of shares of Restricted Stock or (B) a forfeiture of any shares of Stock acquired by you upon vesting of the Restricted Stock.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company Stock, the number of shares covered by this grant may be adjusted pursuant to the Plan.  Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates or book entries representing the Restricted Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock.  Any prior agreements, commitments or negotiations concerning this grant are superseded.

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Other Agreements

You agree, as a condition of this grant of Restricted Stock, that you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.

Data Privacy

In order to administer the Plan, the Company may process personal data about you.  Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business address and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this award, you give explicit consent to the Company to process any such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Stock Ownership Requirements

You are required to hold an aggregate of fifty percent (50%) of the shares of Stock acquired by you pursuant to this Restricted Stock grant together with all other shares of Stock acquired by you pursuant to any other restricted stock grant made under the Plan (such 50% to be determined after reducing the shares of Stock covered by this grant and all other restricted stock grants made to you under the Plan by the number of shares of Stock equal in value to the amount required to be withheld to pay taxes in connection with this grant and such other restricted stock grants) for so long as the number of shares of Stock owned by you is less than the number of shares of Stock which satisfies your stock ownership requirements under the Company’s Stock Ownership Guidelines in effect from time to time.

Code Section 409A

It is intended that this award comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and to the maximum extent permitted, will be interpreted and administered in accordance with Code Section 409A.  Notwithstanding anything herein to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following your Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of your Separation from Service (or your death, if earlier).  Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to you for such tax or penalty.

By signing the cover sheet of this Agreement, you acknowledge that you have received, read and understand the Plan and this Agreement, and agree to abide by and be bound by their terms and conditions.

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EXHIBIT A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.	Description of property with respect to which the election is being made:

__________ shares of common stock, par value $.01 per share, Royal Gold, Inc., a Delaware corporation, (the “Company”).

3.	The date on which the property was transferred is ____________ __, 20__.
4.	The taxable year to which this election relates is calendar year 20__.
5.	Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company.  The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.
7.	The amount paid by taxpayer for the property was $__________.
8.	A copy of this statement has been furnished to the Company.

Dated:  _____________, 20__

Taxpayer’s Signature

Taxpayer’s Printed Name